EXHIBIT 99.1

Fogo de Chao, Inc. Reports Third Quarter 2015 Results

DALLAS, Nov. 3, 2015 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its fiscal third quarter ended September 27, 2015.

Key Highlights for the Third Quarter of 2015 include:

  Total revenue increased 7.4%, on a World Cup and constant currency(1) adjusted basis to $61.0 million.
  U.S. company-owned comparable restaurant sales increased 2.8%.
  Adjusted EBITDA(2) increased 6.8%(1) year-over-year to $13.3 million.
  Net income was $7.8 million, compared to $4.5 million in the third quarter of 2014.
  Adjusted net income(2) was $5.3 million, or $0.18 per diluted share.

(1) In order to assess how the business performed in the current period, we have adjusted the prior period to exclude the estimated non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil, as well as reporting on a constant currency basis. We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(2) Adjusted EBITDA and adjusted net income are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also "Non-GAAP Financial Measures."

"We are pleased with our results this quarter and remain excited about the growth opportunities ahead," said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc. "Total sales growth was 7.4% for the quarter when adjusted for foreign currency and lapping the 2014 World Cup benefit in Brazil.  U.S. comparable restaurant sales increased by 2.8%, successfully rolling over an impressive 5.3% for the same quarter last year.

"We are confident we can deliver long-term annual EPS growth of 18% to 20% driven by expansion in our restaurant base, increase in comparable restaurant sales, leverage on operating and G&A costs, and preserving our strong four wall restaurant margins as we grow," said Johnson.

Third Quarter 2015 Financial Results

Total revenue for the third quarter of fiscal 2015 was $61.0 million compared to $63.7 million in the third quarter of 2014. The $2.7 million decrease is primarily attributable to a $5.5 million negative foreign exchange impact, a $2.2 million decrease in sales in Brazil attributable to the 2014 World Cup, offset by increases in comparable restaurant sales in the U.S. and new restaurant locations opened since the prior quarter. On a World Cup and constant currency adjusted basis, total revenue increased 7.4%. On a World Cup adjusted basis, company-owned comparable restaurant sales increased 1.5%.

U.S. restaurant revenue increased 9.2% to $51.0 million in the third quarter of 2015 from $46.7 million in the third quarter of 2014 primarily due to a 2.8% increase in comparable restaurant sales combined with an increase in sales from new unit development. The increase in U.S. comparable restaurant sales included an increase in traffic offset by a decrease in average guest check.

Brazil restaurant revenue was $10.0 million in the third quarter of 2015 compared to $16.3 million in the third quarter of 2014. The change in revenue compared to last year was driven largely by a $5.5 million foreign exchange impact and the lapping of a $2.2 million World Cup sales benefit in the third quarter of 2014. Excluding the estimated sales benefit of the World Cup in last year's third quarter, comparable restaurant sales in Brazil would have decreased approximately 3.2%.

GAAP net income for the third quarter of 2015 was $7.8 million, compared to a net income of $4.5 million in the third quarter of 2014. Adjusted net income in the third quarter of 2015 was $5.3 million, or $0.18 per diluted share, compared to $5.4 million, or $0.18 per diluted share in the third quarter of 2014 on a World Cup and constant currency basis. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

This month, the Company expects to open its second Las Vegas area restaurant in Summerlin, Nevada and its second Houston area restaurant in The Woodlands, Texas.  Additionally, there are three restaurants under construction in San Francisco, New Orleans, and a third Chicago area location in Naperville, Illinois.

"Given the status of these construction timelines, we are highly confident we will meet our previously stated goal of opening at least five company-owned restaurants and one joint venture restaurant in 2015. In terms of future growth, in addition to our previously mentioned restaurants under construction, we have four signed leases for 2016 and two in 2017, all in the U.S. We expect to open up to six restaurants in the U.S. during 2016," said Johnson. "The successful execution of our development goals demonstrates the momentum of the brand and our ability to grow the business in a sustainable manner for the long-term."

As of September 27, 2015, the Company has 36 company-owned restaurants, ten of which are in Brazil, and one joint venture restaurant in Mexico City.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2015 Outlook

Based on current information, the Company is updating its guidance for the 53-week fiscal year 2015, which ends on January 3, 2016:

  Total revenue of $271.0 million, assuming an exchange rate of 3.31 Brazilian reais to 1 US dollar (previously $273.0 million, assuming an exchange rate of 3.14 Brazilian reais to 1 US dollar);
  Company-owned comparable restaurant sales growth of 1% to 2% on a World Cup adjusted basis (the one-time sales benefit of the World Cup in 2014 is estimated at $5.0 million), in line with our previous guidance;
  Restaurant contribution margin of 31.0% to 31.5%, in line with our previous guidance;
  Pre-opening expenses of $5.0 million to $5.7 million (previously a range of $3.8 million to $4.5 million) due to the timing of new store openings in 2016;
  Adjusted general and administrative expenses of $18.0 million to $18.5 million (previously a range of $19.0 million to $19.5 million);
  Opening of five Company-owned restaurants and one joint venture restaurant, in line with our previous guidance; and
  Capital expenditures of $24.0 million to $28.0 million; in line with our previous guidance.

Guidance Policy

The Company provides annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, and development schedule and will only provide updates if there is a material change versus the original guidance. Management will not discuss intra-period sales or other key operating results not yet reported as the limited data may not accurately reflect the final results of the period or quarter referenced.

Conference Call/ Webcast

The Company will host a conference call to discuss its third quarter 2015 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13621257. The replay will be available through Tuesday, November 10, 2015.  The conference call will also be webcast live and later archived on Fogo's corporate website at ir.fogodechao.com under the 'News & Events' section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shoun) is a leading Brazilian steakhouse, or churrascaria, which has specialized for over 35 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of meats featuring up to 20 cuts, a gourmet Market Table with seasonal salads and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 26 restaurants in the United States, 10 in Brazil and one joint venture restaurant in Mexico.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "seeks," "intends," "targets" or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our final prospectus filed on June 19, 2015. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and Adjusted weighted average shares (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Key Financial Data	Thirteen Week Periods Ended				Constant Currency (a)
(in thousands, except restaurant and per share amounts)	September 27,	September 28,			September 28,			World Cup (b)
	2015	2014	Change	Change	2014	Change	Change	Change
Comparable Store Sales:
U.S.	2.8%	5.3%
Brazil	-15.8%	18.5%
Brazil adjusted for World Cup	-3.2%	N/A
Consolidated	-1.7%	8.1%
Consolidated adjusted for World Cup	1.5%	N/A

Restaurants opened during period	--	--
Restaurants open at period end	37	33

Revenue(c):
U.S.	$ 50,953	$ 46,670	$ 4,283	9.2%
Brazil	$ 9,998	$ 16,340	$ (6,342)	-38.8%	$ 10,842	$ (844)	-7.8%	6.1%
Consolidated	$ 60,969	$ 63,694	$ (2,725)	-4.3%	$ 58,196	$ 2,773	4.8%	7.4%

Adjusted EBITDA	$ 13,262	$ 15,112	$ (1,850)	-12.2%	$ 13,474	$ (212)	-1.6%	6.8%

Net income attributable to Fogo de Chão, Inc.	$ 7,798	$ 4,492	$ 3,306	73.6%	$ 3,191	$ 4,607	144.4%
Adjusted Net Income	$ 5,284	$ 7,092	$ (1,808)	-25.5%	$ 6,059	$ (775)	-12.8%	-1.3%

Diluted Earnings Per Share	$ 0.27	$ 0.20	$ 0.07	35.0%	$ 0.14	$ 0.13	92.9%
Adjusted Diluted Earnings Per Share	$ 0.18	$ 0.24	$ (0.06)	-25.0%	$ 0.21	$ (0.03)	-14.3%	0.0%

	Thirty-Nine Week Periods Ended				Constant Currency (a)
	September 27,	September 28,			September 28,			World Cup (b)
	2015	2014	Change	Change	2014	Change	Change	Change
Comparable Store Sales:
U.S.	2.4%	2.6%
Brazil	-12.5%	15.6%
Brazil adjusted for World Cup	-1.6%	N/A
Consolidated	-0.8%	5.0%
Consolidated adjusted for World Cup	1.6%	N/A

Restaurants opened during period	3	2
Restaurants open at period end	37	33

Revenue(c):
U.S.	$ 161,745	$ 146,251	$ 15,494	10.6%
Brazil	$ 32,344	$ 46,618	$ (14,274)	-30.6%	$ 34,193	$ (1,849)	-5.4%	5.3%
Consolidated	$ 194,138	$ 193,553	$ 585	0.3%	$ 181,128	$ 13,010	7.2%	9.3%

Adjusted EBITDA	$ 43,813	$ 45,293	$ (1,480)	-3.3%	$ 41,825	$ 1,988	4.8%	11.2%

Net income attributable to Fogo de Chão, Inc.	$ 14,924	$ 10,939	$ 3,985	36.4%	$ 8,258	$ 6,666	80.7%
Adjusted Net Income	$ 18,855	$ 20,585	$ (1,730)	-8.4%	$ 18,447	$ 408	2.2%	12.2%

Diluted Earnings Per Share	$ 0.59	$ 0.48	$ 0.11	22.9%	$ 0.36	$ 0.23	63.9%
Adjusted Diluted Earnings Per Share	$ 0.74	$ 0.81	$ (0.07)	-8.6%	$ 0.73	$ 0.01	1.4%	12.1%

(a) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil.
(c) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.

Fogo de Chão, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Revenue	$ 60,969	$ 63,694	$ 194,138	$ 193,553
Restaurant operating costs:
Food and beverage costs	18,593	18,819	58,504	58,145
Compensation and benefit costs	13,176	13,047	43,202	40,719
Occupancy and other operating expenses (excluding depreciation and amortization)	11,117	11,056	33,678	33,041
Total restaurant operating costs	42,886	42,922	135,384	131,905
Marketing and advertising costs	1,338	1,431	4,609	4,280
General and administrative costs	4,082	5,730	26,968	15,534
Pre-opening costs	853	170	2,334	1,408
Loss on extinguishment/modification of debt	--	--	5,991	3,090
Depreciation and amortization	3,100	2,995	9,237	8,720
Other operating (income) expense, net	45	61	(123)	(52)
Total costs and expenses	52,304	53,309	184,400	164,885
Income from operations	8,665	10,385	9,738	28,668
Other income (expense):
Interest expense, net	(916)	(3,962)	(8,336)	(13,343)
Other income (expense), net	(43)	(1)	(38)	(5)
Total other income (expense), net	(959)	(3,963)	(8,374)	(13,348)
Income before income taxes	7,706	6,422	1,364	15,320
Income tax expense (benefit)	(253)	2,104	(13,582)	4,555
Net income	7,959	4,318	14,946	10,765
Less: Net income (loss) attributable to noncontrolling interest	161	(174)	22	(174)
Net income attributable to Fogo de Chão, Inc.	$ 7,798	$ 4,492	$ 14,924	$ 10,939
Net income	$ 7,959	$ 4,318	$ 14,946	$ 10,765
Other comprehensive loss:
Currency translation adjustment	(17,447)	(11,127)	(30,034)	(4,615)
Total other comprehensive loss	$ (17,447)	$ (11,127)	$ (30,034)	$ (4,615)
Comprehensive income (loss)	(9,488)	(6,809)	(15,088)	6,150
Less: Comprehensive loss attributable to noncontrolling interest	(24)	(171)	(93)	(171)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$ (9,464)	$ (6,638)	$ (14,995)	$ 6,321
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$ 0.28	$ 0.20	$ 0.61	$ 0.48
Diluted	$ 0.27	$ 0.20	$ 0.59	$ 0.48
Weighted average common shares outstanding:
Basic	27,914,782	22,669,508	24,621,063	22,669,508
Diluted	29,223,549	23,022,215	25,389,825	22,999,454

Fogo de Chão, Inc.
UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	September 27,	December 28,
	2015	2014

Cash and cash equivalents	$ 21,788	$ 19,387
Total assets	457,713	476,180
Long-term debt, including current portion	162,260	242,056
Deferred tax liabilities	15,863	29,982
Total liabilities	218,724	320,721
Total Fogo de Chão, Inc. shareholders' equity	237,215	154,081

Reconciliation to Adjusted Net Income:	Thirteen Week Periods Ended		Constant Currency (h)	World Cup (i)
(in thousands, except share and per share amounts)	September 27,	September 28,	September 28,	September 28,
	2015	2014	2014	2014
Net income attributable to Fogo de Chão, Inc.	$ 7,798	$ 4,492	$ 3,191	$ 2,484
Credit Facility Interest adjustment (a)	—	3,046	3,046	3,046
Management and consulting fees(b)	—	205	205	205
Retention agreement payments(c)	312	312	312	312
IPO related expenses(d)	—	636	636	636
Recurring public company costs (e)	—	(250)	(250)	(250)
Income tax expense (benefit)	(253)	2,104	1,869	1,525
Pre-tax adjusted net income	7,857	10,545	9,009	7,958
Estimated tax provision (f)	2,573	3,453	2,950	2,606
Adjusted Net income	$ 5,284	$ 7,092	$ 6,059	$ 5,352

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$ 0.19	$ 0.31	$ 0.27	$ 0.24
Diluted	$ 0.18	$ 0.24	$ 0.21	$ 0.18

Weighted average common shares outstanding:
Basic	27,914,782	22,669,508	22,669,508	22,669,508
Diluted	29,223,549	23,022,215	23,022,215	23,022,215
Adjusted diluted shares outstanding (g)	29,223,549	29,223,549	29,223,549	29,223,549

(a) Credit facility interest represents the adjustment to interest expense that would have been recorded if the debt extinguishment had occurred at the beginning of 2014.
(b) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services.
(c) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements are due in October 2015.
(d) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement on form S-1.
(e) Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of 2014.
(f) Our estimated effective tax rate is 32.75%
(g) Adjusted diluted shares outstanding as of September 27, 2015 is used for both periods.
(h) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(i) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

Reconciliation to Adjusted Net Income:	Thirty-Nine Week Periods Ended		Constant Currency (i)	World Cup (j)
(in thousands, except share and per share amounts)	September 27,	September 28,	September 28,	September 28,
	2015	2014	2014	2014
Net income attributable to Fogo de Chão, Inc.	$ 14,924	$ 10,939	$ 8,258	$ 6,623
Credit Facility Interest adjustment(a)	5,510	10,464	10,464	10,464
Loss on extinguishment/modification of debt(b)	5,991	3,090	3,090	3,090
Management and consulting fees(c)	8,136	661	661	661
Retention agreement payments(d)	936	938	938	938
IPO related expenses(e)	782	712	712	712
Recurring public company costs(f)	(500)	(750)	(750)	(750)
One-time Stock Comp	5,840	—	—	—
Income tax expense (benefit)	(13,582)	4,555	4,058	3,260
Pre-tax adjusted net income	28,037	30,609	27,431	24,998
Estimated tax provision(g)	9,182	10,024	8,984	8,187
Adjusted Net Income	$ 18,855	$ 20,585	$ 18,447	$ 16,811

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$ 0.77	$ 0.91	$ 0.80	$ 0.73
Diluted	$ 0.74	$ 0.81	$ 0.73	$ 0.66

Weighted average common shares outstanding:
Basic	24,621,063	22,669,508	22,669,508	22,669,508
Diluted	25,389,825	22,999,454	22,999,454	22,999,454
Adjusted diluted shares outstanding(h)	25,389,825	25,389,825	25,389,825	25,389,825

(a) Credit facility interest represents the adjustment to interest expense that would have been recorded if the debt extinguishment had occurred at the beginning of 2014.
(b) Consists primarily of non-cash charges resulting from the extinguishment/modification of our credit facilities.
(c) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services.
(d) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements are due in October 2015.
(e) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement on form S-1.
(f) Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of 2014.
(g) Our estimated effective tax rate is 32.75%.
(h) Adjusted diluted shares outstanding as of September 27, 2015 is used for both periods.
(i) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(j) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

Reconciliation to Adjusted EBITDA:	Thirteen Week Periods Ended		Constant Currency (f)	World Cup (g)
(in thousands)	September 27,	September 28,	September 28,	September 28,
	2015	2014	2014	2014
Net income attributable to Fogo de Chão, Inc.	$ 7,798	$ 4,492	$ 3,191	$ 2,484
Depreciation and amortization expense(a)	3,037	2,995	2,804	2,804
Interest expense, net	916	3,962	4,051	4,051
Income tax expense (benefit)	(253)	2,104	1,869	1,525
EBITDA	11,498	13,553	11,915	10,864
Pre-opening costs	853	44	44	44
Share-based compensation	417	189	189	189
Management and consulting fees(b)	—	205	205	205
Retention agreement payments(c)	312	312	312	312
IPO related expenses(d)	—	636	636	636
Non-cash adjustments(e)	182	173	173	173
Adjusted EBITDA	$ 13,262	$ 15,112	$ 13,474	$ 12,423

(a) For the thirteen weeks ended September 27, 2015, excludes $63 of depreciation expense attributable to our joint venture in Mexico.
(b) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services.
(c) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements are due in October 2015.
(d) Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(e) Consists of non-cash portion of straight line rent expense.
(f) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(g) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

Reconciliation to Adjusted EBITDA:	Thirty-Nine Week Periods Ended		Constant Currency (h)	World Cup (i)
(in thousands)	September 27,	September 28,	September 28,	September 28,
	2015	2014	2014	2014
Net income attributable to Fogo de Chão, Inc.	$ 14,924	$ 10,939	$ 8,258	$ 6,623
Depreciation and amortization expense(a)	9,130	8,720	8,266	8,266
Interest expense, net	8,336	13,343	13,507	13,507
Income tax expense (benefit)	(13,582)	4,555	4,058	3,260
EBITDA	18,808	37,557	34,089	31,656
Loss on extinguishment/modification of debt(b)	5,991	3,090	3,090	3,090
Pre-opening costs	2,036	1,282	1,282	1,282
Share-based compensation(c)	6,511	567	567	567
Management and consulting fees(d)	8,137	661	661	661
Retention agreement payments(e)	936	938	938	938
IPO related expenses(f)	782	712	712	712
Non-cash adjustments(g)	612	486	486	486
Adjusted EBITDA	$ 43,813	$ 45,293	$ 41,825	$ 39,392

(a) For the thirty nine weeks ended September 27, 2015, excludes $107 of depreciation expense attributable to our joint venture in Mexico.
(b) Consists primarily of non-cash charges resulting from the extinguishment/modification of our credit facilities.
(c) For the thirty nine weeks ended September 27, 2015, includes $5.7 million of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(d) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services.
(e) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements are due in October 2015.
(f) Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g) Consists of non-cash portion of straight line rent expense.
(h) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(i) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

Supplemental Selected Constant Currency and World Cup Adjustment Information

	Thirteen Week Periods Ended			World Cup (b)
Constant Currency reconciliation	September 27,	September 28,		September 28,
	2015	2014	Adjustment	2014

Revenue as reported	$ 60,969	$ 63,694	$ 2,167	$ 61,527
Effect of foreign currency(a)	—	(5,498)	(751)	(4,747)
Revenue at constant currency	$ 60,969	$ 58,196		$ 56,780

Adjusted EBITDA	$ 13,262	$ 15,112	$ 1,608	$ 13,504
Effect of foreign currency(a)	—	(1,638)	(557)	(1,081)
Adjusted EBITDA at constant currency	$ 13,262	$ 13,474		$ 12,423
Adjusted EBITDA margin at constant currency	21.8%	23.2%		21.9%

Restaurant contribution	$ 18,083	$ 20,772	$ 1,608	$ 19,164
Effect of foreign currency(a)	—	(2,043)	(557)	(1,486)
Restaurant contribution at constant currency	$ 18,083	$ 18,729		$ 17,678
Restaurant contribution margin at constant currency	29.7%	32.2%		31.1%

	Thirty-Nine Week Periods Ended			World Cup (b)
Constant Currency reconciliation	September 27,	September 28,		September 28,
	2015	2014	Adjustment	2014

Revenue as reported	$ 194,138	$ 193,553	$ 5,004	$ 188,549
Effect of foreign currency(a)	—	(12,425)	(1,529)	(10,896)
Revenue at constant currency	$ 194,138	$ 181,128		$ 177,653

Adjusted EBITDA	$ 43,813	$ 45,293	$ 3,513	$ 41,780
Effect of foreign currency(a)	—	(3,468)	(1,080)	(2,388)
Adjusted EBITDA at constant currency	$ 43,813	$ 41,825		$ 39,392
Adjusted EBITDA margin at constant currency	22.6%	23.1%		22.2%

Restaurant contribution	$ 58,754	$ 61,648	$ 3,513	$ 58,135
Effect of foreign currency(a)	—	(4,354)	(1,080)	(3,274)
Restaurant contribution at constant currency	$ 58,754	$ 57,294		$ 54,861
Restaurant contribution margin at constant currency	30.3%	31.6%		30.9%

(a) As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors' ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across periods presented using a derived exchange rate for the most current period presented based on actual results. The tables calculate constant currency at a foreign currency exchange rate of 3.4886 and 3.1314 Brazilian reais to 1 US dollar, which represents the derived exchange rates for the thirteen and thirty nine week periods ended September 27, 2015, respectively. These results should be considered in addition to, not as a substitute for, results reported in accordance with US GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with US GAAP.
(b) In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.
CONTACT: Investor Contact:
         IR@fogodechao.com
         (972) 361-6225

         Media Contact:
         Kristina Jorge, ICR
         Kristina.Jorge@icrinc.com
         (646) 277-1234